Exhibit 4.14

                 COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (this "AGREEMENT"), dated April 19, 2004 (the "AGREEMENT DATE"), is between ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and Franklin M. Berger (the "INVESTOR").

1.    SUBSCRIPTION.

            (A) SHARES OF COMMON STOCK. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company will sell and the Investor will purchase One Hundred Sixty-six Thousand Six Hundred Sixty-six (166,666) shares of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") at a purchase price of $1.50 per share (the "SHARE PRICE"). For purposes of this Agreement, the term "SHARES" refers to the shares of Common Stock purchased by the Investor pursuant to this Agreement.

            (B) WARRANTS In consideration of the Investor's purchase of the Shares, the Company shall also issue to the Investor (i) a warrant, in the form of Exhibit A-1 hereto, to purchase Forty-nine Thousand Nine Hundred Ninety-nine (49,999) shares of Common Stock (an "A-1 WARRANT") and (ii) a warrant, in the form of Exhibit A-2 hereto, to purchase Thirty-three Thousand Three Hundred Thirty-three (33,333) shares of Common Stock (an "A-2 WARRANT"). The A-1 Warrants and A-2 Warrants issuable to the Investor pursuant to this Agreement are collectively referred to herein as the "WARRANTS."

2.    CLOSING; CONDITIONS TO CLOSING.

            (A) CLOSING. The closing of the purchase and sale of the Shares and the issuance of the Warrants (the "CLOSING") will take place as promptly as practicable, but no later than five business days after satisfaction or waiver of all of the conditions set forth in Sections 2(c) and (d) (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of the Company's Counsel (as defined herein), located at 3 Embarcadero Center, San Francisco, CA 94111-4067. The date on which the Closing occurs is referred to herein as the "CLOSING DATE" (it is understood and agreed that the Closing Date shall be the Agreement Date).

            (B) DELIVERY OF PURCHASE PRICE. The Investor shall deliver or cause to be delivered to the Company by wire transfer of immediately available funds an amount in cash equal to $250,000 (the "PURCHASE PRICE").

            (C) CONDITIONS TO OBLIGATIONS OF THE INVESTOR TO EFFECT THE CLOSING. The obligations of the Investor to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by the Investor:

                  (I) The Company shall deliver or cause to be delivered to the Investor the following:

                        (1) A copy of the letter to be delivered to the Company's transfer agent containing irrevocable instructions to issue a certificate evidencing the Shares, registered in the name of the Investor (it being understood and agreed that the original of such letter shall be delivered to the transfer agent upon the Company's receipt of the Purchase Price);

                        (2) The Registration Rights Agreement in the form of Exhibit B hereto (the "REGISTRATION RIGHTS AGREEMENT") executed by the Company; and

                        (3) The Warrants, each registered in the name of the Investor and executed by the Company.

            (D) CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE CLOSING. The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

                  (I) The Investor shall have executed and delivered to the Company this Agreement;

                  (II) The Investor shall have executed and delivered to the Company the Registration Rights Agreement;

                  (III) The Investor shall have executed and delivered to the Company the Investor Suitability Questionnaire attached hereto as Exhibit C and the Company shall be reasonably satisfied, through the responses of the Investor, that the sale of the Shares and the Warrants shall not require registration thereof under the Securities Act of 1933, as amended (the "SECURITIES ACT") or under the blue sky or securities laws of any jurisdiction; and

                  (IV) The Investor shall have delivered the Purchase Price to the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the Agreement Date to the Investor that, except as set forth on the Disclosure Schedule attached as Schedule 3:

            (A) CORPORATE EXISTENCE AND POWER; SUBSIDIARIES. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it is incorporated, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to the Company, a material adverse effect on the Company's condition (financial or other), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole. True and complete copies of the Company's Certificate of Incorporation, as amended (the "CERTIFICATE"), and Bylaws, as amended (the "BYLAWS"), as currently in effect and as will be in effect on the Closing Date, have previously been made available to the Investor. For purposes of this Agreement, the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests. The Company has no Subsidiaries.

            (B) CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Warrants and each of the other documents executed by the Company pursuant to and in connection with this Agreement (collectively, the "TRANSACTION Agreements"), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrants to the Investor and the subsequent issuance of the Warrant Shares to the Investor upon exercise of the Warrants) (the "TRANSACTIONS") have been (and will be, in the case of the issuance of the Warrant Shares) duly authorized, and no additional corporate or stockholder action is required for the approval thereof. The shares issuable upon exercise of the Warrants (the "WARRANT SHARES") have been duly reserved for issuance by the Company. The Transaction Agreements have been or, to the extent contemplated hereby or by the Transaction Agreements, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (C) NON-CONTRAVENTION The execution, delivery and performance by the Company of the Transaction Agreements, and the consummation by the Company of the Transactions do not and will not (a) violate any term of the Certificate, the Bylaws or any material agreement to which the Company is a party or by which it is bound; (b) constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company; (c) constitute a default (or would constitute a default with notice or lapse of time or both) or breach under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Company or under any material license, franchise, permit or other similar authorization held by the Company; or
      (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Company. For purposes of this Agreement, the term "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

            (D) SEC DOCUMENTS. The Company is obligated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION"), including all exhibits thereto or incorporated therein by reference, and all documents filed by the Company under the Securities Act, hereinafter called the "SEC DOCUMENTS"). Since December 31, 2002, the Company has timely filed all SEC Documents required to be filed under the Exchange Act. All SEC Documents filed on or after October 31, 2000 (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A correct and complete copy of each of the SEC Documents for any period ending on or after December 31, 2002 (the "RECENT REPORTS") is currently available to the Investor at the Commission's main ___________ public
      ___________               website              ___________              at
      http://www.sec.gov/cgi-bin/browse-edgar?company=adventrx+pharma&CIK=&
      filenum=&State=&SIC=&owner=include&action=getcompany. None of the information about the Company or any of its Subsidiaries which has been disclosed to the Investor herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed.

            (E) FINANCIAL STATEMENTS. Each of the Company's audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes) as of and for the years ended December 31, 2003 and December 31, 2002, as contained in the Recent Reports (both of (i) and (ii), collectively, the "FINANCIAL STATEMENTS") (x) present fairly in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended and
      (y) were prepared in accordance with United States generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

            (F) COMPLIANCE WITH LAW. The Company is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to its operations, the violation of which would cause a Material Adverse Affect. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Company or against any of its properties or businesses.

            (G) ABSENCE OF CERTAIN CHANGES. Since December 31, 2003, the Company has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports or any exhibit thereto or incorporated by reference therein, any event that could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

            (H) NO  UNDISCLOSED  LIABILITIES. Except as set forth in the  Recent
      Reports, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 2003, as of the Agreement Date, to the Company's knowledge, (i) the Company does not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) there has not been any aspect of the prior or current conduct of the business of the Company or its Subsidiaries which may form the basis for any material claim by any third party which, in each case, if asserted could result in any such material liabilities or obligations which are not fully reflected, reserved against or disclosed in the balance sheet of the Company as at December 31, 2003.

            (I) CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which 53,221,288 shares are issued and 53,198,123 are outstanding as of the Agreement Date and 1,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding as of the Agreement Date. All issued and outstanding shares of the Company's capital stock have been duly authorized and were validly issued, and are fully paid and nonassessable. No securities issued by the Company from October 31, 2000 to the Agreement Date were issued in violation of any statutory or common law preemptive rights. Upon issuance pursuant to the terms of this Agreement or the Warrants, as the case may be, all Shares and Warrant Shares shall be duly authorized, validly issued and outstanding, and fully paid and nonassessable and such shares shall not have been issued in violation of any statutory or contractual preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by Company in connection with the issuance and any transfers of the Company's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any person or entity in connection with any and all issuances of securities of the Company from October 31, 2000 through the Agreement Date have been obtained or effected, and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities or other laws. A true and complete capitalization table of the Company as of the Agreement Date is set forth in Schedule 3(i). No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(i), as of the Agreement Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, Warrants or Warrant Shares (including the issuance of the Warrant Shares upon exercise of the Warrants).

            (J) GOVERNMENT AUTHORIZATIONS. Except as disclosed in the Recent Reports, the Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated (the "GOVERNMENTAL AUTHORIZATIONS"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in material compliance with the terms of all the Governmental Authorizations. The Company has not engaged in any activity that, to its knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

            (K) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Company, which would make the Company or the Investor liable for any fees or commissions.

            (L) SECURITIES LAWS. Neither the Company nor any agent acting on behalf of the Company has taken any action which might cause this Agreement or the Shares or Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Investor set forth in Section 4 are true and correct, the offer, sale and issuance of the Shares and Warrants in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification or registration requirements of applicable "blue sky" laws.

            (M) ISSUANCE OF SHARES. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, when issued upon exercise of or otherwise pursuant to the Warrants, respectively, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

            (N) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (O) NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Shares and Warrants as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

            (P) SARBANES-OXLEY ACT.The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

            (Q) BENEFICIAL HOLDINGS OF BURNHAM HILL PARTNERS. Burnham Hill Partners ("BHP"), a division of Pali Capital, Inc. and the Company's placement agent with respect to the purchase and sale of the Shares and the issuance of the Warrants, has advised the Company that certain employees of BHP and their family members (acting separately and not as a group) owned approximately 12% of the outstanding shares of Common Stock as of April 4, 2004.

4.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  INVESTOR.   The  Investor  hereby
represents and warrants to the Company as follows:

            (A) EXEMPT TRANSACTION; UNREGISTERED SHARES AND WARRANTS. The Investor understands that the Shares and Warrants are being offered and sold in reliance on one or more exemptions from registration provided for under the Securities Act, and that the Company's reliance upon such exemptions is predicated, in part, upon the Investor's representations and warranties set forth in this Agreement. The Investor acknowledges that it is purchasing the Shares and Warrants without being offered or furnished any offering literature or prospectus. The Investor understands that neither the Commission, nor any governmental agency charged with the administration of the securities laws of any jurisdiction nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the offer and sale of the Shares and Warrants pursuant to the terms of this Agreement.

            (B) INVESTMENT INTENT; ACCREDITATION; AUTHORITY. The Investor is acquiring the Shares and Warrants for investment for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Investor reserves the right to dispose of the Shares, Warrants or Warrant Shares at any time in accordance with this Agreement or the Warrant, as applicable, and in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Investor is an "accredited investor" within the meaning of the Securities Act. The Investor has the full right, power, authority and capacity to enter into and perform this Agreement, the terms of this Agreement constitute valid and binding obligations of the Investor enforceable in accordance with their terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

            (C) KNOWLEDGE AND EXPERIENCE.The Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Shares and Warrants; (ii) has the ability to bear the economic risks of the Investor's prospective investment; (iii) has been furnished with and has had access to such information as the Investor has considered necessary to make a determination as to the purchase of the Shares and Warrants together with such additional information as is necessary to verify the accuracy of the information supplied; and (iv) has had all questions which have been asked by the Investor satisfactorily answered by the Company.

            (D) RESTRICTED SECURITIES. The Investor understands that the Shares and Warrants are "restricted securities" as such term is defined in Rule 144 of Regulation D promulgated under the Securities Act ("RULE 144") and must be held indefinitely unless they are subsequently registered or qualified under applicable state and federal securities laws or an exemption from such registration or qualification is available. Except as contemplated by the Registration Rights Agreement, the Investor understands that it may resell the Shares and Warrant Shares pursuant to Rule 144 only after the satisfaction of certain requirements, including the requirement that the Shares and Warrants Shares be held for at least one year prior to resale.

            (E) NO OBLIGATION TO REGISTER. The Investor further acknowledges and understands that, except as provided in the Registration Rights Agreement, the Company is under no obligation to register the Shares, Warrants or Warrant Shares. The Investor understands that the certificate evidencing the Shares, Warrants and Warrant Shares will be imprinted with a legend which prohibits the transfer of the Shares, Warrants and Warrant Shares unless they are registered or such registration is not required in the opinion of counsel in form and substance satisfactory to the Company.

            (F) DOMICILE. The Investor is a resident of the State of New York.

            (G) NO NEED FOR LIQUIDITY. The Investor's aggregate holding of securities that are "restricted securities" or otherwise not readily marketable is not excessive in view of the Investor's net worth and financial circumstances and the purchase of the Shares and Warrants will not cause such commitment to become excessive.

            (H) INDEPENDENT ADVICE. The Investor understands that the Company urges the Investor to seek independent advice from professional advisors relating to the suitability for the Investor of an investment in the Company in view of the Investor's overall financial needs and with respect to legal and tax implications of such an investment.

5. RELIANCE. The Investor understands that the Company may rely on the representations and warranties in Section 4 in determining whether to permit the Investor to purchase the Shares and Warrants. If for any reason any representations and warranties are no longer true and accurate prior to the Closing Date, the Investor will give the Company prompt written notice of the inaccuracy. By signing below, the Investor represents that the Investor has read and confirmed the truth and accuracy of each of the foregoing representations and warranties.

6. ADDITIONAL COVENANTS OF THE PARTIES.

            (A) INDEMNIFICATION. Each party (an "INDEMNIFYING PARTY") agrees to indemnify and hold harmless the other party hereto and each of its directors, officers, members, managers, agents and affiliates (as applicable) from and against any and all loss, damage or liability due to or arising out of a breach by such indemnifying party of any representation, warranty or covenant contained in this Agreement and made by such indemnifying party. The liability of the Investor to provide indemnification pursuant to this Section 6 shall be limited in the aggregate to $250,000.

            (B) PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Shares, Warrants and Warrant Shares may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares Warrants or Warrant Shares. The pledge of the Shares, Warrants or Warrant Shares shall not be deemed to be a transfer, sale or assignment of the Shares, Warrants or Warrant Shares hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares, Warrants or Warrant Shares may reasonably request in connection with a pledge of the thereof to such pledgee by the Investor.

            (C) SECURITIES LAWS DISCLOSURE; PUBLICITY. Neither the Company nor the Investor shall make any press release or other publicity about the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law, regulation or the rules of the Commission. In addition, the Company agrees that it shall not disclose, and shall not include in any public filing or other announcement, the name of the Investor, unless expressly agreed to in writing by the Investor or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement.

            (D) LISTING. The Company shall promptly secure the listing of the Shares and Warrant Shares (and any Registrable Securities (as defined in the Registration Rights Agreement) that may from time to time be issued or issuable) upon each national securities exchange or automated quotation system or bulletin board, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Investor owns any of the Registrable Securities (as defined in the Registration Rights Agreement), shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares issued pursuant to this Agreement and Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants, and any Registrable Securities (as defined in the Registration Rights Agreement) that may from time to time be issued or issuable. To the extent that any Common Stock is so listed, the Company will obtain and, so long as the Investor owns any of the Registrable Securities (as defined in the Registration Rights Agreement), maintain the listing and trading of its Common Stock on the Nasdaq SmallCap, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of any exchanges or automated quotation systems on which the Common Stock is then listed.

7. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

            (A) LEGEND.The instruments representing the Shares, Warrants and, if applicable, Warrant Shares shall bear the following legend or similar legend (as well as any legends required by applicable corporate law and state and federal securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE
                  OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

            (B) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Section 7 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares, Warrants or Warrant Shares, as applicable, if (i) such Shares or Warrant Shares are resold pursuant to a registration statement under the Securities Act, and a prospectus meeting the requirements of Section 11 of the Securities Act is delivered or deemed delivered to the purchaser of such Shares or Warrant Shares, (ii) if such holder satisfies the requirements of Rule 144(k) or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Shares, Warrants or Warrant Shares, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Shares, Warrants or Warrant Shares may be made without registration.

8. PRICE PROTECTION. If the Company issues or sells any shares of its Common Stock or Common Stock Equivalents, other than Excluded Shares (as that term is defined below) ("ADDITIONAL SHARES") at any time after the Closing Date and prior to June 30, 2004 (the "ADJUSTMENT PERIOD") for a consideration per share (as to any such issuance, the "DILUTIVE PRICE") (a) less than the Share Price (as adjusted for stock splits, stock dividends and the like) and (b) if Additional Shares have been previously issued during the Adjustment Period with respect to which the Company has fully complied with this Section 8, then also less than the lowest Dilutive Price (as adjusted for stock splits, stock dividends and the like) at which such Additional Shares have been previously issued during the Adjustment Period, then the Company will issue to each Investor a number of shares, if positive, of Common Stock to such Investor determined by the following formula:

                        X  =  (A * B / C) -  (A + D)

            Where:   X  =  the  number of shares of Common  Stock to be issued
                           to the Investor, rounded to the nearest whole number;

                     A = the number of Shares (as adjusted for stock splits, stock dividends and the like) then held by the Investor;

                     B  =  the Share  Price  (as  adjusted  for stock  splits,
                           stock dividends and the like);

                     C  =  the applicable Dilutive Price; and

                     D  =  the aggregate  number of shares of Common  Stock  (as adjusted for stock  splits,  stock  dividends and the
                           like) issued to the Investor pursuant to this Section 8 prior to the date of such determination.

For purposes of this Agreement, the term "EXCLUDED SHARES" means: (i) shares of Common Stock issuable or issued after the Closing Date to officers, employees, consultants or directors of the Company directly or pursuant to a stock purchase, stock option, restricted stock or other written compensation plan or agreement approved by the Board of Directors of the Company (the "BOARD"); (ii) shares of Common Stock issued or issuable after the Closing Date, primarily for non-equity financing purposes and as approved by the Board, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions or to vendors of goods or services or customers; (iii) shares of Common Stock issuable upon (a) exercise of warrants, options, notes or other rights to acquire securities of the Company, in each case, outstanding on the Agreement Date, (b) conversion of shares of the Company's Preferred Stock, par value $0.01 per share outstanding on the Agreement Date or (c) exchange of promissory notes issued by the Company outstanding on the Agreement Date; (iv) capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; (v) shares of Common Stock issued or issuable to licensors of technology of the Company to pay expenses, royalties or milestone payments for which the Company is obligated under any licensing or related agreement; (vi) shares of Common Stock issuable or issued pursuant to stock splits, stock dividends and the like, or (vii) shares of Common Stock issued or issuable by way of dividend or other distribution on any shares of Common Stock issued pursuant to clauses (i)- (vi) above.

If the Company shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible into shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS") during the Adjustment Period, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than (i) the Share Price (as adjusted for stock splits, stock dividends and the like) and (ii) if Additional Shares have been previously issued during the Adjustment Period with respect to which the Company has fully complied with this Section 8, then also less than the lowest Dilutive Price (as adjusted for stock splits, stock dividends and the like) at which such Additional Shares have been previously issued during the Adjustment Period, then the Company shall issue to the Investor that number of shares of Common Stock that would be issuable pursuant to this Section 8 on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further issuances shall be made under this Section 8 upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents, unless such actual issue is at a per share consideration lower than the Dilutive Price used for purposes of the initial adjustment pursuant to this Section 8.

9. PARTICIPATION RIGHTS.

            (A) Subject to the terms and conditions specified in this Section 9, the Company hereby grants to the Investor a right of first offer with respect to sales by the Company of Additional Shares, which in no event shall include Excluded Shares, on the same terms and conditions as offered by the Company to the other purchasers of such Additional Shares. If the Company proposes to offer any Additional Shares for sale at any time after June 30, 2004 and before the first anniversary of the Closing Date, the Company shall make an offering of such Additional Shares to the Investor in accordance with the following provisions:

                  (I) The Company shall deliver a notice (the "ISSUANCE NOTICE")
            to the Investor stating (A) its bona fide intention to offer such Additional Shares, (B) the number of such Additional Shares to be offered, (C) the price and terms, if any, upon which it proposes to offer such Additional Shares, and (D) the anticipated closing date of the sale of such Additional Shares.

                  (II) By written notification  received by the Company,  within five trading days after giving of the Issuance Notice (the "RESPONSE PERIOD"), the Investor may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to $125,000 of such Additional Shares. Any such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.

                  (III) The Company may, during the 75-day period  following the expiration of the Response Period, offer the remaining unsubscribed portion of such Additional Shares to any person or persons on substantially similar terms to those specified in the Issuance Notice. If the Company does not consummate the sale of such Additional Shares within such period or if such Additional Shares are offered on terms not substantially similar to the terms of the offer specified in the Issuance Notice, the right provided hereunder shall be deemed to be revived and such Additional Shares shall not be offered or sold unless first reoffered to the Investor in accordance herewith.

            (B) The participation right set forth in this Section 9 may not be assigned or transferred, except that such right is assignable by the
      Investor to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor, provided in any event that such assignee is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

10. MISCELLANEOUS.

            (A) GOVERNING LAW.This Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of choice of law.

            (B) JURISDICTION AND VENUE. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California and each appellate court located in the state of California, in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (C) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

            (D) NOTICES. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile transmission (received at the facsimile machine to which it is transmitted prior to 5:00 p.m., local time, on a business day in the State of California, for the party to which it is sent), by courier or express delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

      if to the Company:                 ADVENTRX Pharmaceuticals, Inc.
                                         9948 Hibert Street, Suite 100
                                         San Diego, CA  92131
                                         Attention: Nicholas J. Virca
                                         Facsimile: (858) 271-9678

      with a copy to (not to             Bingham McCutchen LLP
      constitute notice):                3 Embarcadero Center
                                         San Francisco, CA  94111-4067
                                         Attention: Henry D. Evans, Jr.
                                         Facsimile: (415) 393-2286

      if to the Investor:                Franklin M. Berger
                                         19 East 80th Street
                                         New York, NY  10021
                                         Facsimile:  (212) 988-9340

            (E) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, waived or departed from only with the written consent of the Company and the Investor. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

            (F) SUCCESSORS AND ASSIGNS.This Agreement is personal to each of the parties and may not be assigned without the written consent of the other party; provided, however, that the Investor shall be permitted to assign this Agreement to any person to whom it assigns or transfers securities issued or issuable pursuant to this Agreement in compliance with applicable securities laws and this Agreement. Any assignee must be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

            (G) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

            (H) INTERPRETATION. The parties hereto  acknowledge  and agree that:
      (i) each party and such party's counsel has reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

            (I) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

            (J) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

            (K) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties hereto in this Agreement, shall survive
      (i) the execution and delivery hereof, (ii) any investigations made by or on behalf of the parties and (iii) the closing of the transaction contemplated hereby.

            (L) EXPENSES. Except as otherwise provided in any other Transaction Agreement, the Company and the Investor shall each be responsible for the payment of and bear their own expenses and legal fees relating to the preparation and negotiation of the Transaction Agreements and the consummation of the Transactions.

            (M) COUNTERPARTS AND FACSIMILE DELIVERY. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or other electronic image transmission shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

            (N) SECURITIES LAW COMPLIANCE.

                  (I) SECURITIES ACT. The Company shall timely prepare and file with the Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Shares and Warrants under this Agreement.

                  (II) STATE SECURITIES LAW COMPLIANCE -- SALE. The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the State of New York, with respect to the sale of the Shares and Warrants under this Agreement.

                  (III) STATE SECURITIES LAW COMPLIANCE --RESALE. Beginning no later than June 30, 2004 and continuing until (i) the Investor has sold all of its Registrable Securities under a Registration Statement or (ii) the Common Stock becomes a "covered security" under Section 18(b)(1)(A) of the Securities Act, the Company shall maintain within either Moody's Industrial Manual or Standard and Poor's Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as "recognized securities manuals" under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations. Capitalized terms used in this Section 10(n)(iii), but not otherwise defined in this Agreement, shall have the meanings assigned in the Registration Rights Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVENTRX PHARMACEUTICALS, INC.


By:    /s/ Evan M. Levine
       --------------------------------

Name:  Evan M. Levine
       --------------------------------

Title: Chief Operating Officer
       --------------------------------



/s/ Franklin M. Berger
--------------------------------------
FRANKLIN M. BERGER


SIGNATURE  PAGE TO THE COMMON  STOCK AND  WARRANT  PURCHASE  AGREEMENT

                                   SCHEDULE 3

                               DISCLOSURE SCHEDULE

                                   EXHIBIT A-1

                  Form of A-1 Common Stock Purchase Warrant

                                   EXHIBIT A-2

                  Form of A-2 Common Stock Purchase Warrant

                                    EXHIBIT B

                      Form of Registration Rights Agreement

                                    EXHIBIT C

                       INVESTOR SUITABILITY QUESTIONNAIRE



               (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

A.    PERSONAL INFORMATION

      Name:
             -----------------------------------------------------------------
                 (Exact name as it should appear on stock certificate.)

      Residence Address:
                          ----------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      Home Telephone Number:
                              ------------------------------------------------

      Fax  Telephone Number:
                              ------------------------------------------------

      Email Address:
                              ------------------------------------------------

      Social Security Number:
                               -----------------------------------------------

 B.   DELIVERY INFORMATION (Applicable only if different than residence.)

      Name of Institution or Destination:
                                        --------------------------------------

      Contact Name:
                  ------------------------------------------------------------

      Delivery Address:
                      --------------------------------------------------------





      Account Reference (if applicable):
                                       ---------------------------------------

      Contact Telephone Number:
                              ------------------------------------------------

      Contact Fax Telephone Number:
                                  --------------------------------------------

      Contact Email Address:
                           ---------------------------------------------------

C.    EMPLOYMENT INFORMATION

      Occupation:
                   -----------------------------------------------------------

      Number of Years:
                        ------------------------------------------------------

      Present Employer:
                         -----------------------------------------------------

      Position/Title:
                       -------------------------------------------------------

      Business Address:
                         -----------------------------------------------------

      Business Telephone:
                           ---------------------------------------------------

D.    RESIDENT INFORMATION

      Set forth in the space provided below the state(s)/country(ies) in which you have maintained your principal residence during the past three years and the date during which you resided in each state/country.

            ------------------------------------------------------------------

            ------------------------------------------------------------------

            ------------------------------------------------------------------

      Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state? If yes, in which state(s)?

            Yes  _____                    No  _____

E.    INCOME

      Do you reasonably expect either your own income from all sources during the current year to exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year to exceed $300,000?

            Yes  _____                    No  _____

            If not, please specify the amount:

      What percentage of your income as shown above is anticipated to be derived form sources other than salary?

            ------------------------------------------------------------------

      Was either your yearly income from all sources during each of the last two years in excess of $200,000 or was the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000?

            Yes  _____                    No  _____

            If no, please specify the amount for:

            Last Year:
                        ------------------------------------------------------

            Year Before Last:
                               -----------------------------------------------

F.    NET WORTH

      Will your net worth* as of the date you purchase securities of the Company, together with the net worth of your spouse, be in excess of $1,000,000?

            Yes  _____                    No  _____

      If not, please specify amount:

      * As used in this questionnaire the term "net worth" means the amount by which total assets exceed total liabilities. In computing net worth for purposes of this Item 5, you should value your principal residence at cost, including cost of improvements, or at that value recently appraised by an institutional lender making a secured loan or otherwise by a certified appraiser, net of encumbrances.

G.    EDUCATION

      Please describe your educational background and degrees obtained, if any.

            ------------------------------------------------------------------

            ------------------------------------------------------------------

H.    AFFILIATION

      If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

            ------------------------------------------------------------------

            ------------------------------------------------------------------

            ------------------------------------------------------------------

I.    BUSINESS AND FINANCIAL EXPERIENCE

      Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe give you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

            ------------------------------------------------------------------

            ------------------------------------------------------------------

            ------------------------------------------------------------------

      Are you purchasing the securities offered for your own account and for investment purposes only?

            Yes  _____                    No  _____

            If no, please state for whom you are investing and/or the reason for investing.

            ------------------------------------------------------------------

            ------------------------------------------------------------------

            ------------------------------------------------------------------

     The above information has been requested by the Company and will be used solely to confirm that the Company is complying with certain securities regulations. In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in assessing the requirements of the Securities Act of 1933, as amended, and other applicable securities laws.

      The information contained in this questionnaire is true and complete, and the undersigned understands that the Company and its counsel will rely on such information for the purpose of complying with all applicable securities laws, as discussed above. The undersigned agrees to notify the Company promptly of any change in the foregoing information which may occur prior to any purchase by the undersigned of stock from the Company.



------------------------------
FRANKLIN M. BERGER

Date:
       -----------------------